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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 24, 1999 relating to the financial statements of the Printed Circuit Board Division of Termbray Industries International (Holdings) Limited, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers


Hong Kong

March 13, 2000